Exhibit 3.1(b)
                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                         MASTERLINK COMMUNICATIONS, INC.

         The undersigned, being the President and Secretary of MASTERLINK COMMUNICTIONS, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 1-23-02, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

         The undersigned further certifies that the original Articles of Incorporation of MASTERLINK COMMUNICATIONS, INC. were filed with the Secretary of State of Nevada on the 30th day of October, 2001. The undersigned further certifies that ARTICLE FIRST and the ARTICLE FOURTH of the original Articles of Incorporation filed on the 30th day of October, 2001 herein is amended to read as follows:

                                  ARTICLE FIRST

         FIRST:  The name shall be:
         -----


                        MASTERSLINK COMMUNICATIONS, INC.



                                 ARTICLE FOURTH

         FOURTH: That the total number of common stock authorized that may be issued by the Corporation is FIFTY MILLION (50,000,000) shares of stock with a par value of ONE TENTH OF A CENT (.001), which shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors. Shareholders shall have no preemptive rights and shall not be entitled to cumulative voting. The Corporation may issue one or more series of shares of preferred, each of which series may have such voting powers, full or limited, or no voting powers, or such other powers, and such designations and preferences, or other special rights, and qualifications, limitations, or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

         The undersigned hereby certify that they have on the 23rd day of January 2002, executed this Certificate Amending the Restated Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                   /s/ Brad Buscay
                                   -------------------------------------
                                   President


                                   /s/ Brad Buscay
                                   -------------------------------------
                                   Secretary


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